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                        SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                     UBS AG
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             (Exact Name of Registrant as Specified in Its Charter)

             Switzerland                                 98-0186363
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(State of Incorporation or Organization)    (I.R.S. Employer Identification no.)

     Bahnhofstrasse 45, Zurich and
       Aeschenvorstadt 1, Basel
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(Address of Principal Executive Offices)                (Zip Code)

If this form relates to the                 If this form relates to the
registration of a class of securities       registration of a class of
pursuant to Section 12(b) of the            securities pursuant to Section
Exchange Act and is effective               12(g) of the Exchange Act and is
pursuant to General Instruction             effective pursuant to General
A.(c), please check the following           Instruction A.(d), please check the
box: [X]                                    following box:[ ]

Securities Act registration statement file
number to which this form relates:                     333-46930
                                             -----------------------------------
                                                    (If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

        Title of Each Class                     Name of Each Exchange on Which
        To be so Registered                     Each Class is to be Registered
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    Principal Protected Notes due                    American stock Exchange
    September [ ], 2010 (Linked to the
    performance of the S&P 500(R)Index)
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Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  UBS AG (the "Company") hereby incorporates by reference the description of its securities to be registered hereunder contained in the Preliminary Prospectus Supplement filed with the Commission on January 17, 2003 under Rule 424(b)(2) and in the Prospectus dated May 17, 2001 under "Description of Notes We May Offer" pursuant to an effective Registration Statement on Form F-3 (File No. 333-46930) filed with the Commission on May 15, 2001, under the Securities Act of 1933, as amended (the "F-3 Registration Statement"), as Post-Effective Amendment No. 3 to the Company's Registration Statement on Form F-1 filed with the Commission on September 29, 2000, as amended by Post-Effective Amendment No. 1 thereto filed with the Commission on March 23, 2001 and Post-Effective Amendment No. 2 thereto filed with the Commission on March 29, 2001.

ITEM 2.           EXHIBITS.

                  1. Form of Indenture between the Company and U.S. Bank Trust National Association, as Trustee (included as
                           Exhibit 4.1 to the F-1 Registration Statement)

                  2. Form of Principal Protected Note due September [ ], 2010 (Linked to the performance of the S&P 500(R)Index)

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                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                     UBS AG
                                                        (Registrant)

Date: February 20, 2003                        By: /s/ Michael Mahaffy
                                                  ----------------------
                                                      Michael Mahaffy
                                                      Managing Director

                                               By: /s/ Jeff Sparks
                                                  ----------------------
                                                      Jeff Sparks
                                                      Managing Director